SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 18

72DD.   1.   Total income dividends for which record date passed during the period. ($000's Omitted)
             Class A                                                 $3,087
        2.   Dividends for a second class of open-end company shares
             ($000's Omitted)
             Class B                                                   $668
             Class C                                                   $331
             Class R                                                     $2
             Investor Class                                         $21,912
             Institutional Class                                       $254

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
        1.   Dividends from net investment income
             Class A                                               000.1748
        2 .  Dividends for a second class of open-end company shares
            (form nnn.nnnn)
             Class B                                               000.0912
             Class C                                               000.0912
             Class R                                                $0.1448
             Investor Class                                         $0.1879
             Institutional Class                                    $0.2187

74U.    1.   Number of shares outstanding (000's Omitted)
             Class A                                                 18,896
        2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                                  7,189
             Class C                                                  4,101
             Class R                                                     31
             Investor Class                                         109,685
             Institutional Class                                      2,133

74V.    1.   Net asset value per share (to nearest cent)
             Class A                                                 $13.88
        2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                                 $13.76
             Class C                                                 $13.74
             Class R                                                 $13.88
             Investor Class                                          $13.88
             Institutional Class                                     $13.88